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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 April 25, 2005


                          EASYLINK SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                      000-26371                   13-3787073
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
    of incorporation)                                        Identification No.)

                             33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500

                                      N/A
          ------------------------------------------------------------
          Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 (Entry into a Material Definitive Agreement)

Executive Incentive Plan

On April 25, 2005, the Compensation Committee of the Board of Directors adopted a 2005 Executive Incentive Plan for the Company. The Company's 2005 executive incentive compensation is based on achieving budgeted revenue and EBITDA objectives. Officers and key management employees are eligible to participate upon the recommendation of the Chief Executive Officer and the approval of the Compensation Committee of the Board of Directors. Under the plan, a target award based on percentage of base salary has been established for each participant, which varies from 10% to 75% of base salary for the participant. The participant may receive a bonus from 0% to 200% of the target award based upon the actual level of under-achievement and/or over-achievement of the revenue and EBITDA performance objectives. If, in the opinion of the Compensation Committee, unanticipated economic and market conditions render pre-established financial objectives unattainable, the Committee may nevertheless award bonus payments not to exceed 50% of the target award.

In general, 100% of performance under the plan will be based on the revenue and EBITDA goals of the Company. At the discretion of the Compensation Committee, up to 25% of any individual's award may be based on subjective factors such as individual performance or achievement of other goals not stated in the Plan. In addition, the Compensation Committee may, at its discretion, increase any individual's award by up to 25% of the award based on such factors. Accordingly, each Participant is eligible to receive no less than 75% of the award earned on the basis of the revenue and EBITDA goals of the Company (in the event that the minimum level of the individual's performance or other goals is not achieved), and is eligible for up to 125% (in the event that the maximum level of the individual's performance or other goals is achieved).

If there occurs a significant beneficial or adverse change in economic conditions, the indications of growth or recession in the Company's business segments, the nature of the operations of the Company, or applicable laws, regulations or accounting practices, or other unanticipated matters which, in the Company's judgment, have a substantial positive or negative effect on the performance of the Company, the Compensation Committee may modify or revise the performance objectives. These significant changes might, for example, result from acquisitions or dispositions of assets.

Employees terminating prior to the payout date are not eligible for payment of an award unless termination is due to retirement or economic reduction in force. Bonuses may be paid at the discretion of the Compensation Committee in cash or stock options or a combination of cash, stock options or other forms of stock-based compensation.

The form of the 2005 Executive Incentive Plan is included in this filing as
Exhibit 10.1 and is incorporated by reference herein. The foregoing summary of the terms of the 2005 Executive Incentive Plan is not complete and is qualified in its entirety by reference to Exhibit 10.1 to this filing.

ITEM 5.02 (Appointment of Principal Officer)

On April 25, 2005, the Board of Directors appointed Mr. Murawski, President and Chief Executive Officer of the Company, to the additional office and title of Chairman.



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ITEM 9.01 (C) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.            DESCRIPTION

Exhibit 10.1           2005 Executive Incentive Plan



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2005

                          EASYLINK SERVICES CORPORATION


                          By:
                              ----------------------------------------------
                              Thomas Murawski, Chairman, President
                              and Chief Executive Officer



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                                INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION

Exhibit 10.1      2005 Executive Incentive Plan









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